Exhibit 99.2


China Organic Agriculture Issues Revenue and Earnings Guidance

Tuesday November 25, 4:01 pm ET

LOS ANGELES & LIAONING, China--(BUSINESS WIRE)--China Organic Agriculture, Inc. (OTCBB: CNOA - News), an international diversified premium food products company capitalizing on China's burgeoning domestic consumer demand, today announced revenue and earnings guidance for fourth quarter 2008 and Fiscal Year 2008, ending December 31, 2008, with estimates exceeding all previous revenue and net income results for the Company.

Projected Guidance for Q4 and FY08:

      o Q408 revenue of $54 million (vs. $15.7 million Q407), or an approximate 240% Quarter Over Quarter Revenue Increase

      o FY08 revenue $113 million (vs. $44.5 million FY07), or an approximate 150% Year Over Year Revenue Increase

      o Q408 net income $11 million (vs. $3.9 million Q407), or an approximate 180% Quarter Over Quarter Net Income Increase

      o FY08 net income $20 million (vs. $13.5 million FY07), or an approximate 40% Year Over Year Net Income Increase

      o     Q408 EPS of $0.15 and FY08 EPS of $0.29

"We remain unequivocal in our commitment to revenue and earnings growth," said Jinsong Li, Chief Executive Officer of China Organic Agriculture. "Our successful restructuring and the implementation of a number of high growth strategies are validated by our current and forecasted top line and bottom line numbers. We believe our proactive business model will serve to drive revenues, earnings and, ultimately, shareholder value."

Management noted the Company's results and forecasts reflect the recent sale of the Company's ErMaPao subsidiary for $8.7 million and the acquisition of Dalian Huiming in October 2008.

CNOA recently announced aggressive growth strategies for 2009 which include further diversification of product lines, the development of new revenue streams and the completion of a number of strategic acquisitions. The Company is committed to establishing itself as a leading purveyor of premium international consumer products including high-quality foods, organic rice and California wines. It is uniquely positioned to capitalize on rapidly-growing Chinese and Asian domestic consumer demand which is anticipated to continue to increase despite the current economic slowdown worldwide.

About China Organic Agriculture

China Organic Agriculture is a high growth international food products company capitalizing on the China's burgeoning domestic demand for premium products due to an expanding class of consumers with the ability to acquire premium food products.

The Company has developed an extensive distribution network throughout China including Beijing, Shanghai and Nanjing. The Company is positioned to leverage this network to increase market penetration with broad distribution of agricultural, food and related premium products. The Company has experienced significant growth since its inception in 2002 and continues to implement a number of strategic initiatives to further expand revenues and earnings. For more information, please visit: www.chinaorganicagriculture.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future acquisitions, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions denote forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.


Contact:
China Organic Agriculture, Inc.
Steve Wan, 310-441-9777
stevewan@chinaorganicagriculture.com
or
Kate Ou, 646-200-6322
kateou@chinaorganicagriculture.com
or
China America Financial Communications Group
Darren Minton, 212-823-0523
chinaorganic@cafcg.com